UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2001

PACER TECHNOLOGY
(Exact name of registrant as specified in its charter)

California	0-8864	77-0080305
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9420 Santa Anita Avenue
Rancho Cucamonga, California 91730
(Address of principal executive offices)

(909) 987-0550
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2

Forward Looking Information

This Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are estimates of, or statements about our expectations or beliefs regarding, our future financial performance that are based on current information and that are subject to a number of risks and uncertainties that could cause our actual operating results in the future to differ significantly from those expected at the current time, including the risks and uncertainties described in the Pacer Technology Annual Report on Form 10-K for its fiscal year ended June 30, 2001, filed with the Securities and Exchange Commission. Due to those and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this Report, which speak only as of the date of this Report. We also disclaim any obligation to update forward-looking statements contained in this Report.

Item 2. Acquisition or Disposition of Assets

     On September 28, 2001, Pacer Technology consummated the sale of its Cook Bates product line, which consists of personal care manicure implements, seasonal gift sets and Halloween merchandise, to The W.E. Bassett Company. The sale was made pursuant to a definitive Agreement (the “Sale Agreement”), which, as previously reported, had been entered into, by Pacer and The W.E. Bassett Company on August 24, 2001.

     The Sale Agreement provided for a sales price of $5.5 million in cash, subject to adjustment for changes in the Cook Bates inventories that occurred between August 24, 2001 and September 28, 2001. As so adjusted, the final sales price received by Pacer was $5,340,986 in cash. Under the terms of the Sale Agreement, Pacer has retained the outstanding Cook Bates account receivables and currently expects to realize between $3 and $4 million of additional cash from the collection of those receivables, net of retained Cook Bates liabilities. The sales price and other terms of the sale were the result of arms-length negotiation between Pacer and The W.E. Bassett Company.

     The Company issued a press release on October 1, 2001 announcing the completion of the sale of the Cook Bates product line, a copy of which press release is attached hereto as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial Statements.
Not Applicable

(b)	Pro Forma Financial Statements.
See Exhibit 99.1

(c)	Exhibits.

99.1	Pro Forma Financial Statements
99.2	Press Release issued on October 1, 2001 announcing the completion of the sale of the Cook Bates product line.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACER TECHNOLOGY

Date: October 11, 2001	By	/s/ LAURENCE HUFF

Laurence Huff, Chief Financial Officer

S-1

INDEX TO EXHIBITS

		Sequential
Exhibit No.		Page No.

99.1	Pro Forma Financial Statements	5
99.2	Press Release issued on October 1, 2001 announcing completion of the sale of the Cook Bates Product Line	8

E-1